UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2011

Commission file number 1-14998

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One

1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (27 CFR 240.13e-4©)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 4, 2011, Atlas Pipeline Partners, L.P. (the “Company”) announced that, on September 28, 2011, Eric T. Kalamaras informed the Company that he is resigning his position as the Company’s Chief Financial Officer effective October 31, 2011 (the “Effective Date”). On the Effective Date, the Company’s Chief Accounting Officer, Robert W. Karlovich, III, will also become its Chief Financial Officer. Mr. Kalamaras has indicated that his resignation is for personal reasons and does not reflect any disagreement with management or the Company.

Mr. Karlovich, 34, is a certified public accountant whom has served as the Company’s Chief Accounting Officer since November 2009. He was the Chief Accounting Officer of Atlas Energy, L.P. (formerly Atlas Pipeline Holdings, L.P. (NYSE: AHD)) from November 2009 until its restructuring in February 2011. Before that, he was the Controller of Atlas Pipeline Mid-Continent LLC, the Company’s wholly-owned subsidiary, since September 2006. Mr. Karlovich was the Controller for Syntroleum Corporation, a publicly-traded energy company, from April 2005 until September 2006, and Accounting Manager from February 2004. Mr. Karlovich also worked as a public accountant with Arthur Andersen LLP and Grant Thornton LLP where he served numerous public clients and energy companies.

The Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1 Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

October 4, 2011		By:	/s/ Gerald R. Shrader
Gerald R. Shrader
Chief Legal Officer and Secretary